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                                  Exhibit 12




                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


          The computation of the ratio of income to fixed charges is set forth in Note 9 of Notes to Consolidated Financial Statements on page 43 of the Form 10-Q.